UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On January 1, 2018, Graphic Packaging Holding Company, a Delaware corporation (the “Company” or "GPHC"), International Paper Company, a New York corporation (“IP”), Graphic Packaging International Partners, LLC, a Delaware limited liability company formerly known as Gazelle Newco LLC and a wholly owned subsidiary of the Company (“GPIP”), and Graphic Packaging International, LLC, a Delaware limited liability company formerly known as Graphic Packaging International, Inc. and a wholly owned subsidiary of GPIP (“GPI”), completed the transactions (the "Transaction") contemplated by the Transaction Agreement dated October 23, 2017, among the foregoing parties (the “Transaction Agreement”). Pursuant to the Transaction Agreement (i) a wholly owned subsidiary of the Company transferred its ownership interest in GPI to GPIP; (ii) IP transferred its North America Consumer Packaging business (“NACP”) to GPIP, which was then subsequently transferred to GPI; (iii) GPIP issued membership interests to IP, and IP was admitted as a member of GPIP; and (iv) GPI assumed certain indebtedness of IP.

GPI Holding III, LLC, an indirect wholly owned subsidiary of the Company (“GPI Holding”), is the managing member of GPIP.

At closing, GPIP issued 309,715,624 common units or 79.5% of the membership interests in GPIP to GPI Holding and 79,911,591 common units or 20.5% of the membership interests in GPIP to IP. Subject to certain restrictions, the common units held by IP are exchangeable into shares of common stock of GPHC or cash.

The following diagram illustrates the organization of the Company subsequent to the transactions described above (not including subsidiaries of GPI):

The following unaudited pro forma condensed combined statement of operations of GPHC for the twelve months ended December 31, 2017 gives effect to the Transaction as if it had been completed on January 1, 2017. The following unaudited pro forma condensed combined balance sheet of GPHC as of December 31, 2017 gives effect to the Transaction as if it had been completed on December 31, 2017.

The unaudited pro forma condensed combined financial information of GPHC, which has been prepared using the acquisition method of accounting for business combinations with GPHC as the acquirer, is based upon the historical financial statements of GPHC and NACP and does not reflect any of the synergies and cost reductions that may result from the Transaction. In addition, this unaudited pro forma condensed financial information does not include any transition costs, restructuring costs or other one-time charges that may be incurred in connection with integrating the operations of GPHC and NACP.

The unaudited pro forma condensed combined financial statements of GPHC for the twelve months ended December 31, 2017 are based on certain assumptions and adjustments by management of GPHC as discussed in the accompanying Notes to Unaudited Pro Forma Condensed Combined Statement of Operations and accompanying Notes to Unaudited Pro Forma Condensed Combined Balance Sheet and do not purport to reflect what GPHC’s actual results of operations and financial position would have been had the Transaction in fact occurred (i) as of January 1, 2017 (in the case of the unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2017) or (ii) as of December 31, 2017 (in the case of the unaudited pro forma condensed combined balance sheet as of December 31, 2017), nor are they necessarily indicative of the results of operations that GPHC may achieve in the future.

In creating the unaudited pro forma condensed combined financial statements, the primary adjustments to the historical financial statements were purchase accounting adjustments, which include adjustments necessary to allocate the purchase price to the tangible and intangible assets and liabilities of NACP based on their estimated fair values.

The unaudited pro forma condensed financial information that follows is for the ultimate parent, or GPHC.

Pro Forma Condensed Combined Statement of Operations (Unaudited)
Twelve Months Ended December 31, 2017

	Historical		Pro Forma Adjustments		Condensed Pro Forma Combined
In millions, except share and per share amounts	GPHC	NACP
Net Sales	$4,403.7	$1,564.7	$(55.9)	(a)	$5,912.5
Cost of Sales	3,684.2	1,371.2	(55.9)	(a)	$4,999.5
	—	—	0.9	(c)	0.9
			19.3	(d)	19.3
Selling, General and Administrative	342.7	149.8	2.8	(e)	495.3
Other Expense, Net	3.0	—	—		3.0
Business Combinations and Shutdown and Other Special Charges	31.1	—	(3.4)	(k)	27.7
Income from Operations	342.7	43.7	(19.6)		366.8
Interest Expense, Net	(89.7)	—	(17.1)	(f)	(106.8)
Income before Income Taxes and Equity Income of Unconsolidated Entity	253.0	43.7	(36.7)		260.0
Income Tax Benefit	45.5	81.5	31.1	(g)	158.1
Income before Equity Income of Unconsolidated Entity	298.5	125.2	(5.6)		418.1
Equity Income on Unconsolidated Entity	1.7	—	—		1.7
Net Income	$300.2	$125.2	$(5.6)		$419.8
Net Income Attributable to Noncontrolling Interests	—	—	(52.1)	(h)	(52.1)
Net Income Attributable to Graphic Packaging Holding Company	$300.2	$125.2	$(57.7)		$367.7

Net Income Per Share - Basic	$0.97				$1.18
Net Income Per Share - Diluted	$0.96				$1.18

Weighted Average Number of Shares Outstanding - Basic	311.1				311.1
Weighted Average Number of Shares Outstanding - Diluted	311.9				311.9

Pro Forma Condensed Combined Balance Sheet (Unaudited)
Twelve Months Ended December 31, 2017

	Historical		Pro Forma Adjustments		Condensed Pro Forma Combined
In millions, except share and per share amounts	GPHC	NACP
ASSETS
Current Assets:
Cash and Cash Equivalents	$67.4	$0.2	$—		$67.6
Receivables, Net	422.8	142.7	(5.7)	(a)	559.8
Inventories, Net	634.0	194.5	15.0	(b)	843.5
			83.1	(c)	83.1
Other Current Assets	45.7	1.5	—		47.2
Total Current Assets	1,169.9	338.9	92.4		1,601.2
Property, Plant and Equipment, Net	1,867.2	986.4	224.4	(d)	3,078.0
Goodwill	1,323.0	—	255.7	(e)	1,578.7
Intangible Assets, Net	436.5	—	42.3	(e)	478.8
Other Assets	66.4	15.7	—		82.1
Total Assets	$4,863.0	$1,341.0	$614.8		$6,818.8

LIABILITIES
Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$61.3	$—	$—		$61.3
Accounts Payable	516.5	101.0	(5.7)	(a)	611.8
Other Accrued Liabilities	273.6	54.3	(4.3)	(i)	323.6
Total Current Liabilities	851.4	155.3	(10.0)		996.7
Long-Term Debt	2,213.2	—	660.0	(f)	2,873.2
Deferred Income Tax Liabilities	321.8	166.7	(19.9)	(j)	468.6
Other Noncurrent Liabilities	184.7	16.6	(6.3)	(i)	195.0

Redeemable Noncontrolling Interest	—	—	16.3	(h)	16.3

SHAREHOLDERS' EQUITY
Preferred Stock
Common Stock	3.1	—	—		3.1
Capital in Excess of Par Value	1,683.6	1,004.7	(567.0)	(l)	2,121.3
Accumulated Deficit	(56.0)	—	—		(56.0)
Accumulated Other Comprehensive Loss	(338.8)	(2.3)	2.3	(l)	(338.8)
Total Graphic Packaging Holding Company Shareholder's Equity	1,291.9	1,002.4	(564.7)		1,729.6
Noncontrolling Interest	—	—	539.4	(h)	539.4
Total Liabilities and Shareholders' Equity	$4,863.0	$1,341.0	$614.8		$6,818.8

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1.     BASIS OF PRESENTATION

These unaudited pro forma condensed combined financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission and present the pro forma results of operations and the pro forma financial position of the combined company based upon historical financial information after giving effect to the Transaction and adjustments described in these footnotes. Certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only. These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the Transaction actually taken place at the dates indicated and do not purport to be indicative of future financial position or operating results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements described below.

The pro forma balance sheet was prepared by combining the historical consolidated balance sheet data as of December 31, 2017 of GPHC and NACP, assuming the combination had occurred on December 31, 2017. The pro forma statement of operations for the twelve months ended December 31, 2017 have been prepared by combining the statements of operations for that period, assuming the combination had occurred on January 1, 2017.

The Transaction will be accounted for using the acquisition method of accounting. The Transaction is accounted for such that GPHC is treated as the acquirer and NACP as the acquired company. Under the acquisition method, the transaction value is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. Any excess of the transaction value over the estimated fair value of the net assets acquired (including both tangible and identifiable intangible assets) is allocated to goodwill.

The unaudited pro forma condensed combined financial statements and purchase price allocations have been prepared based on available information and preliminary estimates and assumptions that management believes are reasonable. However, the allocation of the transaction value has not been finalized and the actual adjustments to our combined financial statements will depend on a number of factors, including additional information available and the net assets on the closing date of the Transaction. Accordingly, there can be no assurance that the final allocation of the purchase price will not differ from the preliminary allocation reflected in the unaudited pro forma condensed combined financial statements. However, management does not believe the final purchase price allocation will differ materially from the preliminary valuation.

The unaudited pro forma condensed combined financial statements do not include any transition costs, restructuring costs or other one-time charges that may be incurred in connection with integrating the operations of GPHC and NACP. In addition, synergies and cost reductions that may result from the transaction have not been reflected in the unaudited pro forma condensed combined financial statements.

Note 2.     PRELIMINARY TRANSACTION ALLOCATION

The $1.8 billion estimated Transaction value was allocated to assets acquired and liabilities assumed based on their estimated fair value. A preliminary allocation of the Transaction value has been made to major categories of assets and liabilities in the accompanying unaudited pro forma condensed combined financial statements based on estimates.

The final purchase price allocation is dependent on, among other things, the finalization of asset and liability valuations. This final valuation will be based on the actual net tangible and identifiable intangible assets that existed as of the closing date of the Transaction. Any final adjustment will change the allocations of Transaction value, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements, including a change to goodwill and a change to the amortization of tangible and identifiable intangible assets. The actual allocation of Transaction value and its effect on results of operations may differ from the pro forma amounts included herein. The excess of the purchase price or transaction value over the net tangible and identifiable intangible assets acquired and liabilities assumed has been allocated to goodwill.

The preliminary allocation of the Transaction value is as follows (in millions):

GPIP Membership units transferred	$1,140.0
Assumed debt	660.0
Total estimated Transaction value	$1,800.0

Preliminary allocation of Transaction value:
Property, plant and equipment	1,210.8
Inventories	292.6
Customer relationships	42.3
Other net liabilities(a)	(1.4)
Goodwill	255.7
Total estimated fair value of net assets	$1,800.0

(a) Includes accounts receivables, prepaid expenses, other assets, accounts payable, accrued liabilities and asset retirement obligations. At date of acquisition, it was assumed that the book value approximated fair market value.

Note 3.     PRO FORMA ADJUSTMENTS FOR THE TRANSACTION

The unaudited pro forma condensed combined financial statements give effect to the Transaction described in Note 2 as if it had occurred on December 31, 2017 for purposes of the unaudited pro forma condensed combined balance sheet and January 1, 2017 for purposes of the unaudited pro forma condensed combined statement of operations. The unaudited pro forma condensed combined statement of operations does not include any material non-recurring charges that will arise as a result of the Transaction described in Note 2. Adjustments in the unaudited pro forma condensed combined financial statements are as follows:

a.    During the period presented, NACP sold solid bleached sulfate boxboard to GPI for use in the manufacturing of certain cartons. This pro forma adjustment eliminates the sales and cost of goods sold and the respective accounts receivable and accounts payable related to these transactions. An adjustment was not made for the profit in inventory as it was deemed not to be material.

To reflect preliminary acquisition accounting and the assumption of debt, as discussed in Note 2, adjustments have been made as detailed in the Notes b – l below.

b. Represents a $15.0 million step-up in inventory basis to fair value of inventories acquired in the combination. The pro forma condensed combined statement of operations does not reflect the impact on cost of sales of an increase of $15.0 million to the estimated purchase accounting adjustment to value inventories at estimated selling prices less the sum of costs of disposal and a reasonable profit allowance for the selling effort. The amount is directly related to the combination and is not expected to have a continuing impact on operations.

c. Represents an $83.1    million elimination of the LIFO inventory reserve to state inventories on a FIFO basis consistent with GPHC's accounting policy. Eliminates a $0.9 million LIFO related benefit.

d. The step-up to fair value for property, plant and equipment acquired in the combination was $224.4 million. This adjustment of $224.4 million will be depreciated on a straight-line basis over the remaining useful life of the respective assets, which ranges from 3 years to 17 years. The incremental depreciation expense related to the fair value adjustment approximates $19.3 million for the year ended December 31, 2017 and is reflected in cost of sales in the statement of operations.

e. The fair value of acquired intangible assets – customer relationships was $42.3 million. This adjustment will be amortized on a straight-line basis over the remaining useful life of 15 years. Incremental amortization expense recorded was $2.8 million for the year ended December 31, 2017, and is reflected in selling, general, and administrative in the statement of operations.

In addition, as a result of the Transaction, goodwill, which has an indefinite life, is estimated to be $255.7 million.

f.    This adjustment reflects the Transaction value of $1.8 billion which includes the assumption of $660 million of term debt.  The pro forma interest expense adjustment of $17.1 million reflects an average variable interest rate of LIBOR + a spread on the assumed debt of $660 million.

g.    This adjustment reflects the income tax expense of GPHC after consideration of its interest in the partnership of GPIP. The rate of -61% represents the pro forma combined tax expense for the Company and is different than the statutory rate of 35% primarily due to no taxes being recorded on the portion of the domestic earnings that are allocated to IP, as well as the 2017 impact of the Tax Cuts and Jobs Act included in the 2017 results for GPHC and NACP.

h. Represents IP’s membership interest of 20.5% in GPIP. GPIP issued 79,911,591 common units to IP which are exchangeable into shares of common stock of GPHC or cash. In connection with the closing, the Company, GPIP, GPI Holding and IP entered into an Exchange Agreement (“Exchange Agreement”), which sets forth, among other things, the circumstances in which IP may exchange its common units for shares of common stock of the Company or the right to receive cash. Under the Exchange Agreement the Company may not issue more shares of common stock in exchange for more than 61,638,409 common units without stockholder approval, which would represent more than 19.9% of the Company’s common stock immediately prior to closing of the Transaction. Accordingly, 0.6% of the common units owned by IP, which may without stockholder approval be exchanged only for the right to receive cash under the Exchange Agreement, are reflected as Redeemable Noncontrolling Interest on the pro forma condensed combined balance sheet.

i. This net $10.6 million adjustment eliminates liabilities not assumed in the transaction for worker's compensation and other insurance reserves ($7.4 million) and retention bonuses ($3.2 million).

j. This adjustment reflects the reversal of the historic NACP deferred tax liability of $166.7 million.  As a result of the election of the remedial method to allocate income for tax purposes, the contributing partner will recognize its historic deferred tax assets and liabilities, therefore the historic NACP deferred tax liability is reversed. An additional deferred tax liability of $146.8 million is recognized to reflect the estimated tax effect of the change in book basis in the operating entities held by GPHC resulting from the business combination.

k. This adjustment of $3.4 million represents fees related to the Transaction.

l. These adjustments are related to acquisition accounting, deferred taxes and non-controlling interest.

No effects of future adjustments which may occur have been estimated for purposes of pro forma condensed combined statements of operations.